As filed with the U.S. Securities and Exchange Commission on July 28, 2017

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
_________________

Michigan	38-3516922
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John L. Skibski

Executive Vice President and Chief Financial Officer

MBT Financial Corp.

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copy to:

Martin D. Werner, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson

Toledo, Ohio 43604

Phone: (419) 241-9000

Fax: (419) 241-6894

_________________

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. [ ]

Large Accelerated filer [ ]	Accelerated filer	[x]

Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company	[ ]
	Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, no par value per share	1,655,626	$9.60	$15,894,009.60	$1,842.12

(1)

Estimated pursuant to Rule 457(c) of the Securities Act, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sale prices of MBT Financial Corp. common stock on the Nasdaq Stock Market on July 24, 2017.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2017

PRELIMINARY PROSPECTUS

1,655,626 Shares of Common Stock

_________________

This prospectus relates to the 1,655,626 shares of our common stock, no par value per share, that may be offered for sale from time to time by the persons named in this prospectus identified under the heading “Selling Stockholders” on page 13 of this prospectus who currently own such common stock.

You should carefully read this prospectus before you invest. Investing in our common stock involves risks. See “Risk Factors” on page 13, and the section entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 10, 2017, which is incorporated herein by reference in its entirety, and as updated in any future filings made with the Securities and Exchange Commission that are incorporated by reference herein.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the Selling Stockholders. The Selling Stockholders may sell the shares of common stock through underwriters, broker-dealers, agents or otherwise. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 19 of this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders.

Our common stock is traded on the Nasdaq Stock Market (“Nasdaq”) under the symbol “MBTF”. On July 24, 2017, the last reported sales price of our common stock on Nasdaq was $9.55 per share.

You should carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein, including our periodic reports and other information we file with the U.S. Securities and Exchange Commission, and any free writing prospectus, before making a decision to purchase our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of our bank or non-bank subsidiaries or any other depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated ____________________, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	6
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	8
PROSPECTUS SUMMARY	10
RISK FACTORS	11
USE OF PROCEEDS	12
SELLING STOCKHOLDERS	12
DESCRIPTION OF CAPITAL STOCK	14
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	21
EXPERTS	21

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MBT Financial,” the “Company,” “we,” “us,” “our,” or similar references, mean MBT Financial Corp. and, where applicable, its consolidated subsidiaries, and “Selling Stockholders” refers to those stockholders described in “Selling Stockholders” beginning on page 13 of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC Public Reference Room mentioned under the heading “Where You Can Find More Information.”

The Selling Stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Selling Stockholders directly or through dealers or agents designated from time to time. If the Selling Stockholders, directly or through agents, solicit offers to purchase the securities, the Selling Stockholders reserve the sole right to accept and, together with their agents, to reject, in whole or in part, any of those offers.

The applicable prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any document incorporated by reference, the document with the most recent data will control.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the Selling Stockholders authorize any person to provide information other than that provided in this prospectus and the documents incorporated by reference. The Selling Stockholders are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference is accurate only as of the date such document is incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently provide updating or superseding information in this prospectus or in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2017 Annual Meeting of Stockholders, filed with the SEC on March 20, 2017);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 10, 2017; and

●	the description of our common stock, no par value, contained in our Registration Statement on Form S-1, filed with the SEC on March 4, 2014.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

John L. Skibski

Executive Vice President and Chief Financial Officer

MBT Financial Corp.

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431

john.skibski@mbandt.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus. You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else, including any underwriter or agent, to provide you with different or additional information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This document, including the documents that are incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act (the “Exchange Act”). You can identify forward-looking statements by words or phrases such as “will likely result,” “may,” “are expected to,” “predict,” “is anticipated,” “estimate,” “forecast,” “projected,” “future,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “hope,” “can,” “predict,” “potential,” “continue,” or similar verbs, or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance, or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Stockholders should be aware that the occurrence of certain events could have an adverse effect on our business, results of operations, and financial condition. These events, many of which are beyond our control, include the following:

●	general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in Michigan;

●	potential limitations on our ability to access and rely on wholesale funding sources;

●	changes in accounting principles, policies, and guidelines applicable to bank holding companies and the financial services industry;

●	fluctuation of our stock price;

●	ability to attract and retain key personnel;

●	ability to receive dividends from our subsidiaries;

●

operating, legal, and regulatory risks, including risks relating to further deteriorations in credit quality, our allowance for loan losses, and potential losses on dispositions of non-performing assets;

●	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

●	legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules;

●

the results of examinations of us by the Federal Reserve and our bank subsidiary by the Federal Deposit Insurance Corporation, or other regulatory authorities, who could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

●

compliance with regulatory enforcement actions, including legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules;

●	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets;

●	economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;

●	the impact on net interest income from changes in monetary policy and general economic conditions;

●

we face the risk of cyber-attack that could result in the disclosure of confidential information, damage to our reputation with our customers, regulatory penalties and financial losses, to both us and our customers; and

●	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows, financial position, and prospects. We cannot assure you that our future results will meet expectations. While we believe the forward-looking statements in this report and the information incorporated herein by reference are reasonable, you should not place undue reliance on any forward-looking statement. The forward-looking statements contained or incorporated by reference in this document relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information incorporated by reference herein, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

Our Company

MBT Financial Corp. is a bank holding company as defined by the Bank Holding Company Act of 1956, as amended (the “BHCA”) headquartered in Monroe, Michigan. We were incorporated under the laws of the State of Michigan in January 2000, at the direction of the management of Monroe Bank & Trust (the “Bank”), for the purpose of becoming a bank holding company by acquiring all the outstanding shares of Monroe Bank & Trust.

Monroe Bank & Trust was incorporated and chartered as Monroe State Savings Bank under the laws of the State of Michigan in 1905. In 1940, Monroe Bank & Trust consolidated with Dansard Bank and moved to the present address of its main office. Monroe Bank & Trust operated as a unit bank until 1950 when it opened its first branch office in Ida, Michigan. It then continued its expansion to its present total of 20 branch offices, including its main office. Monroe Bank & Trust changed its name from "Monroe State Savings Bank" to "Monroe Bank & Trust" in 1968.

Monroe Bank & Trust provides customary retail and commercial banking and trust services to its customers, including checking and savings accounts, time deposits, safe deposit facilities, commercial loans, personal loans, real estate mortgage loans, installment loans, IRAs, ATM and night depository facilities, treasury management services, telephone and internet banking, personal trust, employee benefit and investment management services. Monroe Bank & Trust’s service areas are comprised of Monroe, Wayne, and Lenawee counties in Southern Michigan.

Monroe Bank & Trust's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to applicable legal limits and Monroe Bank & Trust is supervised and regulated by the FDIC and Michigan Office of Financial and Insurance Regulation.

Principal Office

MBT Financial Corp. does not conduct any business other than its ownership of Monroe Bank & Trust’s stock. MBT Financial Corp. operates its business from Monroe Bank & Trust’s headquarters facility. Monroe Bank & Trust operates its business from its main office complex located at 102 E. Front Street, Monroe, Michigan, and its 20 full service branches in the counties of Monroe and Wayne, Michigan. The telephone number for our principal executive office is (734) 241-3431. Our website address is www.mbandt.com. The information on our website is not part of this prospectus.

The Offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus entitled “Description of Common Stock.”

Maximum number of shares of Common Stock offered by the Selling Stockholders	1,655,626 shares of common stock

Shares Outstanding as of July 28, 2017	22,870,316 shares of common stock

Use of Proceeds	All common stock sold pursuant to this prospectus will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

Market and Trading Symbol	Our common stock is listed and trades on The Nasdaq Stock Market under the symbol “MBTF.”

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page 13 of this prospectus, as well as other information included or incorporated by reference into this prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS

An investment in our common stock involves risk. Before choosing to invest in our common stock, you should carefully consider all of the information appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flow, in which case the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

This prospectus covers the offer and sale by the Selling Stockholders of up to an aggregate of 1,655,626 shares of our common stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below. The table sets forth, to our knowledge, certain information regarding the Selling Stockholders as of July 28, 2017, based on information furnished to us by the Selling Stockholders. The Selling Stockholders may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the common stock set forth below in any type of transaction, as more fully described in the “Plan of Distribution.” The Selling Stockholders purchased the shares of common stock being registered hereby in the ordinary course of business, not for resale, and did not have any agreements or understandings, directly or indirectly, with any person at the time of purchase to distribute the shares.

The table below lists the name of each Selling Stockholder, the number of shares of our common stock beneficially owned by each Selling Stockholder prior to this offering, the number of shares of our common stock to be offered for each Selling Stockholder’s account, and the number and the percentage of issued and outstanding common stock to be beneficially owned by each Selling Stockholder after completion of this offering. The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholders have sole or shared voting power or investment power and also any shares which the Selling Stockholders have the right to acquire within 60 days. Such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the Selling Stockholder who beneficially owns such shares, but they are not deemed outstanding for computing the ownership percentage of any other Selling Stockholder.

To our knowledge, except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Since the date that each of the Selling Stockholders provided information regarding its ownership of the shares, it may have sold, transferred, or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, when necessary, any changed information will be set forth in an amendment or prospectus supplement, as applicable, to this prospectus. The Selling Stockholders may sell all, some, or none of their shares in this offering.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Owned Prior to this Offering and Registered Hereby	Shares of Common Stock Beneficially Owned Upon Completion of this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned Upon Completion of this Offering(1)

Patriot Financial Partners II, L.P.(2)	1,845,027	922,514	922,513	4.03%
CIRA Centre
2929 Arch Street
Philadelphia, PA 19104

Patriot Financial Partners Parallel II, L.P.(2) CIRA Centre 2929 Arch Street Philadelphia, PA 19104	215,275	107,638	107,637	0.47%

Castle Creek Capital Partners IV, LP(3) 6051 El Tordo PO Box 1329 Rancho Santa Fe, CA 92067	1,876,423	625,474	1,250,949	5.47%

(1)	Assumes that all shares of common stock covered by this prospectus will be sold in the offering.
(2)

With regard to shares owned by Patriot Financial Partners II, L.P. (“Patriot Fund II”) and Patriot Financial Partners Parallel II, L.P. (together with Patriot Fund II, the “Funds”), voting and dispositive power is held by Patriot Financial Partners II GP, L.P. (“Patriot II GP”), which is the general partner of the Funds, and by Patriot Financial Partners II GP, LLC (“Patriot II LLC”), which is the general partner of Patriot II GP, and by W. Kirk Wycoff, Ira M. Lubert, James J. Lynch and James F. Deutsch, who serve as the general partners of the Funds and Patriot II GP and as the members of Patriot II LLC. The address of each of such entities and persons is the same as that of the Funds. Mr. Wycoff, Mr. Lubert, Mr. Lynch and Mr. Deutsch each disclaim beneficial ownership of such shares of common stock, except to the extent of their respective pecuniary interest in the Funds.

(3)

With regard to shares owned by Castle Creek Capital Partners IV, LP, voting and dispositive power is held by Castle Creek Capital Partners IV LLC, the sole general partner of Castle Creek Capital Partners IV, LP, and John M. Eggemeyer, III, J. Mikesell Thomas, Mark G. Merlo, and John T. Pietrzak, who are the managing principals of Castle Creek Capital IV LLC. The address of each of such entities and persons is the same as that of Castle Creek Capital Partners IV, LP. Mr. Eggemeyer, Mr. Thomas, Mr. Merlo, and Mr. Pietrzak each disclaim beneficial ownership of such shares of common stock, except to the extent of their respective pecuniary interest in Castle Creek Capital Partners IV, LP.

Material Relationships with the Selling Stockholders

On December 23, 2013, we entered into securities purchase agreements (the “Purchase Agreements”) with Castle Creek Capital Partners IV, LP, an affiliate of Castle Creek Capital (“Castle Creek”), and Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, “Patriot” and, collectively with Castle Creek, the “Investors”) pursuant to which the Investors agreed to invest in private placement transactions an aggregate of $14.0 million in the Company in exchange for 3,294,118 newly issued shares of the Company’s common stock. The Company received $7.00 million through the issuance and sale of 1,647,059 shares of common stock to Patriot, and $4.25 million through the issuance and sale of 1,000,000 shares of common stock to Castle Creek on December 23, 2013. On March 3, 2014 the Company closed on the sale of the remaining 647,059 shares of its Common Stock to Castle Creek under the terms of its purchase agreement at $4.25 per share or $2,750,000.75. These transactions were made in reliance on the exemptions from registration provided by Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act.

Pursuant to the Purchase Agreements, each of the Selling Stockholders had a right to have an observer attend meetings of our Board of Directors. James F. Deutsch and Tony Scavuzzo were the observers appointed by Patriot and Castle Creek, respectively. In 2015, our nominating committee nominated Messrs. Deutsch and Scavuzzo to stand for election as directors, and both were elected as directors by our stockholders at our 2015 Annual Meeting of Stockholders. Mr. Deutsch disclaims beneficial ownership of all of the shares owned by Patriot, and Mr. Scavuzzo disclaims beneficial ownership of all of the shares owned by Castle Creek.

DESCRIPTION OF COMMON STOCK

Unless otherwise expressly provided, any reference in this section to the “Company,” “us,” “we,” or “our” refers only to MBT Financial Corp. and not to Monroe Bank and Trust (the “Bank”). The following summarizes the material terms of our capital stock but does not purport to be complete. This discussion is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Michigan law, and our articles of incorporation and bylaws.

General

Our articles of incorporation, as amended, authorize us to issue up to 50,000,000 shares of no par value common stock. As of July 28, 2017, there were 22,870,316 shares of common stock outstanding. Our board of directors is authorized to issue or sell additional shares of common stock and to issue future cash or stock dividends, without prior stockholder approval, except as otherwise required by law.

Common Stock

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock sold in the offering, all stock will be duly authorized, fully paid and nonassessable.

Dividends

The Company’s ability to pay dividends on its common stock depends on its receipt of dividends from the Bank. The Bank is subject to restrictions and limitations in the amount and timing of the dividends it may pay to the Company. Dividends may be paid out of a Michigan commercial bank’s net income after deducting all bad debts. A Michigan commercial bank may only pay dividends on its common stock if the bank has a surplus amounting to not less than 20% of its capital after the payment of the dividend. If a bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net income for the preceding one-half year (in the case of quarterly or semi-annual dividends) or at least 10% of net income of the preceding two consecutive half-year periods (in the case of annual dividends) has been transferred to surplus.

Federal law also affects the ability of a Michigan commercial bank to pay dividends. The FDIC’s prompt corrective action regulations prohibit an insured depository institution from making capital distributions, including dividends, if the institution has a regulatory capital classification of “undercapitalized,” or if it would be undercapitalized after making the distribution. The FDIC may also prohibit the payment of dividends if it deems any such payment to constitute an unsafe and unsound banking practice. In addition, the Basel III capital rules include a capital conservation buffer that prohibits or limits the dividends a bank can pay if its risk-based capital ratios fall below certain thresholds.

The holders of our common stock are entitled to receive and share equally in any dividends declared by the board of directors.

Voting Rights

The holders of our common stock possess exclusive voting rights. They elect our board of directors and act on other matters as are required to be presented to them under Michigan law or as are otherwise presented to them by our board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive all remaining assets available for distribution after payment or provision for payment of all of our debts and liabilities.

Preemptive Rights; Redemption

Holders of our common stock are not entitled to preemptive rights. The common stock cannot be mandatorily redeemed.

Certain Restrictions Under Federal Banking Laws and Michigan laws

As a bank holding company, the acquisition of large interests in our common stock is subject to certain limitations. These limitations may have an anti-takeover effect and could prevent or delay mergers, business combination transactions, and other large investments in our common stock that may otherwise be in our best interests and the best interests of our stockholders. The federal Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would require the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. In addition, the federal Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, The Michigan Business Corporation Act contains an “anti-takeover” provision. Chapter 7A (the “Fair Price Act”) applies to us and may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in stockholders receiving a premium over market price for their shares. The Fair Price Act provides that a supermajority vote of ninety percent of the stockholders and no less than two-thirds of the votes of non-interested stockholders must approve a “business combination.” The Fair Price Act defines a “business combination” to encompass any merger, consolidation, share exchange, significant sales of assets, significant stock issuances, liquidation, or reclassification of securities involving an “interested stockholder” or certain “affiliates.” An “interested stockholder” is generally any person who owns ten percent or more of the outstanding voting shares of the company. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person. The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company in the business combination must be at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested stockholder within the preceding two-year period or in the transaction in which the stockholder became an interested stockholder, whichever is higher; (ii) once becoming an interested stockholder, the person may not become the beneficial owner of any additional shares of the company except as part of the transaction that resulted in the interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends; and (iii) at least 5 years have elapsed between the date of becoming an interested stockholder and the date the particular business combination is consummated. Under certain circumstances, the board of directors also has the authority to exempt transactions with interested persons from the supermajority vote required by the Fair Price Act.

Certain Anti-Takeover Provisions Contained In Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that could make an acquisition of us by means of a tender offer, proxy contest or otherwise more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by our directors but which our stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws.

Authorized Shares.  The articles of incorporation authorize the issuance of 50,000,000 shares of common stock. Authorized and unissued shares of common stock provide our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may have an anti-takeover effect due to the potential dilution. The board of directors, consistent with its fiduciary duty, could issue additional common shares in amounts sufficient to dilute the voting power of persons who may desire to acquire a controlling interest in us.

Super-majority Vote Required for Consolidation or Merger.  The articles of incorporation requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of our outstanding common shares to approve the consolidation or merger of us with any other corporation; provided that no stockholder approval will be required for the merger of a subsidiary corporation into us, where we own 90% or more of the outstanding shares of the subsidiary corporation, unless stockholder approval is otherwise required by the Michigan Business Corporation Act.

Advance Notice Provisions for Stockholder Nominations and Proposals.  Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of its intention to bring that business before the meeting. Our corporate secretary must receive notice of the nomination or proposal not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date we mail or otherwise give notice of the date of such meeting. A stockholder’s notice to the corporate secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (w) a brief description of the business desired to be brought before the annual meeting, (x) the name and address, as they appear on our books, of the stockholder proposing such business, (y) the class and number of shares of our stock which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder. With respect to nominations at an annual meeting, the deadline for submission of the information is the same as for other matters, as described above. With respect to an election to be held at a special meeting of stockholders called for that purpose, the information must be submitted to us not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the stockholders. Each stockholder’s notice of intent to make a nomination must set forth: (i) the name(s) and address(es) of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder (a) is a holder of record of our stock entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934; and (v) the consent of each nominee to serve as a director if so elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the qualifications of such proposed nominee to serve as a director.

Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable, to inform stockholders and make recommendations about those matters. This provision may also have an anti-takeover effect by discouraging persons who desire to make nominations to our board of directors and thereby effect a change in control from acquiring our shares.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on the Nasdaq Stock Market under the symbol “MBTF.”

PLAN OF DISTRIBUTION

We are registering the common stock issued to the Selling Stockholders to permit the sale, transfer, or other disposition of the common stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common stock by the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, agents or otherwise. If the common stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	cross trades, in which the same broker acts as an agent on both sides of the trade;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

•

through the writing or settlement of options (including the issuance by the Selling Stockholders of derivative securities) or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

In connection with sales of the common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell the common stock short, and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Stockholders may deliver the common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

A short sale of our common stock by a broker-dealer, financial institution or the Selling Stockholders would involve the sale of shares of our common stock that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of our common stock, a broker-dealer, financial institution or the Selling Stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholders may consider, among other things, the price of shares available for purchase in the open market.

The Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions thereof are satisfied.

There can be no assurance that any Selling Stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift our common stock by other means not described in this prospectus.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

We will pay all expenses incurred in effecting the registration of the common stock. The Selling Stockholders will pay all discounts and selling commissions applicable to the sale of the common stock, pro rata on the basis of the aggregate offering or sale price of the common stock so registered, as well as applicable transfer taxes.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all shares covered by this prospectus have been disposed of in accordance with the intended methods of disposition set forth in the registration statement.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio.

EXPERTS

The consolidated financial statements of the Company and its subsidiary appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the common stock being registered hereby, all of which will be borne by us. All amounts shown are estimates, except the SEC registration filing fee.

SEC registration statement filing fee	$1,842.12
Legal fees and expenses	$30,000.00	*
Printing fees and expenses	$5,000.00	*
Accounting fees and expenses	$5,000.00	*
Miscellaneous expenses	$1,000.00	*
Total	$42,842.12	*

* Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.     Indemnification of Directors and Officers.

Section 561 of the Michigan Business Corporation Act confers authority on Michigan corporations to indemnify their officers, directors, employees and agents and those persons serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another enterprise in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by reason of the fact that such person serves in such capacity. The statue distinguishes between suits brought by a corporation itself, either directly or derivatively, against corporate officials on the one hand, and all other actions or proceedings against such officials, arising from their performance of their corporate duties. In the case of the latter type of action, §561 authorizes a corporation to indemnify covered individuals against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Where an action is brought against the potential indemnitee either by the corporation itself or by a stockholder derivatively on its behalf, indemnity is limited by §562 to expenses (including attorneys’ fees), and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders. No indemnification may be made in connection with any matter as to which the person has been found liable to the corporation, unless a court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case the person’s indemnification will be limited to reasonable expenses incurred.

Whether a director, officer, employee, or agent is entitled to indemnification under §561 or §562 is contingent upon a determination in each case that the standard of conduct has been met. Section 564(a) requires that (unless ordered by a court or the person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue, or matter in the action, suit or proceeding) such a determination be made in one of the following ways:

●	by a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

●

if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding;

●

in a written opinion by independent legal counsel selected in one of the manners described above, or if neither a quorum of the board nor a committee can be obtained as described above, then selected by the board of directors;

●	by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding;

●	by the stockholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

Under §564(a), if it is determined that the person met the standard of conduct, then an authorization for payment of indemnification is to be made in one of the following ways:

(a)     by the board of directors in 1 of the following ways:

(i)

if there are 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

(ii)	by a majority of the members of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(iii)

if the corporation has 1 or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

(iv)

if there are no independent directors and less than 2 directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by majority vote or the directors present at a meeting at which a quorum is present, in which authorization all directors may participate.

(b)     by the stockholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

Under §563 of the Michigan Business Corporation Act, indemnification is mandated to the extent that a director or officer has been successful on the merits, or otherwise, in defense of any action, suit or proceeding.

Section 564(b) of the Michigan Business Corporation Act also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of any final disposition of the matter provided that such person undertakes to repay any amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Our articles of incorporation and bylaws also contain provisions with respect to the indemnification of our directors and officers. Such provisions, found under Article IX of the articles of incorporation and Article X of the bylaws, provide that we shall provide indemnification to persons who serve or have served as our directors, officers, employees or agents, and to persons who serve or have served at our request as directors, officers, employees, partners or agents of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the fullest extent permitted by the Michigan Business Corporation Act, as the same now exists or may hereafter be amended.

Article IX of our articles of incorporation provides that our directors shall not be liable to us or our stockholders for money damages for any action taken or any failure to take any action as a director, except liability for: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on us or our stockholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. Consistent with the foregoing and Section 564(a)(5) of the Michigan Business Corporation Act, Article X of our bylaws provides that we shall indemnify each of our directors, without any determination of whether the director has met the standard of conduct set forth in Sections 561 and 562 of the Michigan Business Corporation Act and without an evaluation of the reasonableness of expenses and amounts paid in settlement, to the fullest extent permitted by subsection 564(a)(5) of the Michigan Business Corporation Act or any successor provision of the Act.

Article X of our bylaws provides that we shall maintain insurance to the extent that it is reasonably available and the premium costs are not disproportionate to the amount of coverage provided, at our expense, to protect us and the persons serving as our directors and officers or serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act. We currently maintain insurance of this type.

Item 16.     Exhibits.

A list of exhibits filed with this registration statement is contained in the Exhibit Index, which is incorporated herein by reference.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on this 27th day of July, 2017.

MBT FINANCIAL CORP.

By:	/s/ H. Douglas Chaffin
H. Douglas Chaffin, President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints H. Douglas Chaffin and John L. Skibski, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of July, 2017.

Signature

/s/ H. Douglas Chaffin	/s/ John L. Skibski
H. Douglas Chaffin	John L. Skibski
President, Chief Executive Officer & Director	Chief Financial Officer & Director

/s/ Michael J. Miller	/s/ Kristine L. Barann
Michael J. Miller	Kristine L. Barann
Chairman	Director

/s/ Peter H. Carlton	/s/Joseph S. Daly
Peter H. Carlton	Joseph S. Daly
Director	Director

/s/ James F. Deutsch	/s/ Tony Scavuzzo
James F. Deutsch	Tony Scavuzzo
Director	Director

/s/ Debra J. Shah	/s/ Joseph S. Vig
Debra J. Shah	Joseph S. Vig
Director	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	[Underwriting Agreement]*
5.1	Opinion Regarding Legality issued by Shumaker, Loop & Kendrick, LLP.
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Shumaker, Loop & Kendrick, LLP (contained in the opinion at Exhibit 5)
24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

*

If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this registration statement in connection with a specific offering of securities.